UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 7, 2013

CYCLONE POWER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54449 (Commission File Number)	26-0519058 (IRS Employer Identification No.)

601 NE 26th Court, Pompano Beach, Florida (Address of principal executive offices)	33064 (Zip Code)

Registrant’s telephone number, including area code: (954) 943-8721

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

Cyclone Power Technologies, Inc. (the “Company”) entered into an Amended and Restated Systems Application License Agreement (the “License”) with Phoenix Power Group LLC (“Phoenix”), which fully replaces the parties’ System Application License Agreement dated July 31, 2009, including all amendments thereto.

Under this License, Phoenix has received exclusive, worldwide rights to utilize, market and sell Cyclone engines to produce power specifically and solely from the combustion of used motor oil or other automotive/engine/industrial equipment fluids that have become unsuitable for their original purpose due to the presence of impurities or loss of original properties. The License is for 10 years with one five-year renewal period.

Phoenix has agreed to purchase engines from the Company for a period of at least five years at prices to be determined at a future date inclusive of standard industry profit margins. In order to maintain exclusivity for its specific market of power systems that use waste motor oil as their fuel, Phoenix must purchase at least 6,500 engines during the initial five-year period after delivery of the first 10 running prototypes. These prototypes are expected to be delivered to Phoenix in the first half of 2014 at a value of $10,000 per engine. Production runs in fulfillment of the minimum sales quota of 6,500 engines could commence later that year.

The Company has retained all rights to sell its engines to any other party throughout the world, provided that the primary use for these engines does not conflict with Phoenix’s specific market of used motor oil fueled power systems. If Phoenix does not meet its engine purchase quotas, or otherwise pays a fee to retain its rights, the Company may compete with Phoenix in this market.

The 10hp Waste Heat Engine (WHE) model will be the first engine to be provided to Phoenix; however, all Cyclone engine models are covered under the License. Upon completing certain engine development milestones expected in early 2014, the License will be transferred from Cyclone to Cyclone-WHE LLC to execute the production phase of this program. The Company owns a 72.5% controlling interest in Cyclone-WHE, which was formed to establish manufacturing and sales infrastructures for waste-to-power systems. No stock or other equity was issued to Phoenix in connection with this License, and there are no penalty payments or other compensation due to either party for non-timely delivery of any products or services.

ITEM 9.01	Financial Statements and Exhibits

10.25	Amended and Restated Systems Application License Agreement between the Cyclone Power Technologies, Inc. and Phoenix Power Group LLC, dated September 30, 2013 and finalized on October 7, 2013.

99.1	Press release dated October 8, 2013 announcing the Amended and Restated Systems Application License Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 10, 2013	CYCLONE POWER TECHNOLOGIES, INC.

	By:	/s/ Christopher Nelson
Christopher Nelson
President and General Counsel